Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-27881) for the registration of debt securities, guarantees of debt securities, preferred stock, preferred stock purchase contracts and capital units and in the related Prospectus of Morgan Stanley, Dean Witter, Discover & Co. and Morgan Stanley Finance plc for the same securities and to the incorporation by reference therein of our reports with respect to the consolidated financial statements and financial statement schedule of Morgan Stanley Group Inc. dated January 7, 1997 included and incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended November 30, 1996 and dated May 27, 1997 included in the Current Report on Form 8-K of Morgan Stanley, Dean Witter, Discover & Co. dated May 31, 1997, filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young LLP


New York, New York
June 2, 1997